As filed with the U.S. Securities and Exchange Commission on March 6, 2015

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOUTH STATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	57-0799315
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

520 Gervais Street

Columbia, South Carolina 29201

(800) 277-2175

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Robert R. Hill, Jr.

Chief Executive Officer

South State Corporation

520 Gervais Street

Columbia, South Carolina 29201

(803) 765-1017

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Neil E. Grayson

John M. Jennings

Nelson Mullins Riley & Scarborough LLP

104 South Main Street, Suite 900

Greenville, South Carolina 29601

(864) 250-2207

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Non-accelerated filer	☐
Accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company☐

CALCULATION OF REGISTRATION FEE

	Amount to be Registered	Amount of
Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price Per Unit	Registration
(1)(2)	Proposed Maximum Offering Price(2)	Fee(2)
Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Purchase Contracts
Units (3)
Warrants
Rights
Total

(1)         The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers or agents.

(2)         An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis, except for $24,455 of fees that have already been paid and may be offset pursuant to Rule 457(p) with respect to the $300,000,000 aggregate initial offering price of securities that were previously registered pursuant to the Registrant’s Registration Statement on Form S-3 (No. 333-180325) initially filed with the Securities and Exchange Commission on March 23, 2012 and that were not sold thereunder.

(3)         Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

South State Corporation

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Units

Warrants

Rights

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

South State Corporation’s common stock is traded on the NASDAQ Global Select MarketTM under the symbol “SSB”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense in the United States.

These securities are unsecured and are not deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Investing in these securities involves risks. You should carefully review the information provided under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, which information is incorporated by reference in this prospectus, and any additional description of risk factors that may be contained or incorporated by reference in this prospectus or in supplements to this prospectus, for a discussion of certain factors you should carefully consider before deciding to invest in these securities. See “Risk Factors” on page 3 of this prospectus.

This prospectus is dated March 6, 2015.

Prospectus

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we and one or more selling securityholders may, from time to time, offer any combination of the securities described in this prospectus in one or more separate offerings.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus (which may be a pricing supplement, index supplement, product supplement, free writing prospectus and/or other type of offering document or prospectus supplement, and which are together referred to herein as a “prospectus supplement” or a “supplement”) that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement also may add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement. Accordingly, if there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” below.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information.  This prospectus may be used to sell securities only if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

Unless the context requires otherwise, references to “South State Corporation”, “SSB”, the “Company”, “we”, “our”, “ours” and “us” are to South State Corporation and its subsidiaries.  Unless the context requires otherwise, references to the “Bank” are to South State Bank and its subsidiaries.

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in United States dollars.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered hereunder. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement for more information about our securities and us.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

Our website address is www.southstatebank.com. We make available, free of charge, on or through our website, our annual, quarterly and current reports, proxy statements and other information filed with or furnished to the SEC, and amendments to those reports proxy statements and other information, as soon as reasonably practicable after we electronically file such documents with, or furnish them to, the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference in this prospectus of the information contained at that website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Previously filed information that is incorporated by reference herein is considered to be part of this prospectus, except for any such information that is superseded by information included directly in this prospectus. Any statement contained in a previously filed document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of the offering of securities under this prospectus, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein):

•                                          Annual Report on Form 10-K for the year ended December 31, 2014; and

•                                          The description of our common stock set forth in the Current Report on Form 8-K filed with the SEC on March 6, 2015, or set forth in any subsequent amendment or report filed for the purpose of updating such description.

We will provide to each person to whom this prospectus is delivered, upon written or oral request and without charge, any of the above documents that are incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in such documents).  Requests should be directed to William C. Bochette, III, Corporate Secretary, 520 Gervais Street, Columbia, South Carolina 29201 at (800) 277-2175

RISK FACTORS

Investing in the securities involves risk.  Please see the “Risk Factors” section in SSB’s most recent Annual Report on Form 10-K, along with the disclosure related to the risk factors contained in any subsequent SSB Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus and any prospectus supplement. Risks and uncertainties not presently known to SSB, or that SSB currently believes to be immaterial, may also impair its business operations, its financial results and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

SPECIAL CAUTIONARY NOTICE

REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus, including information incorporated herein by reference, which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934.  The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “may,” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements.  We caution readers that forward-looking statements reflect our judgment based on current information, and are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results.  Such risks and uncertainties include, among others, the matters incorporated by reference in the “Risk Factors” of this prospectus and the following:

•              Credit risk associated with obligors’ failure to meet the terms of their loans with the bank or otherwise fail to perform as agreed;

•                                          Interest rate risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity;

•                                          Liquidity risk affecting our Bank’s ability to meet its obligations when they come due;

•                                          Price risk focusing on changes in market factors that may affect the value of financial instruments which are “marked-to-market” periodically;

•                                          Transaction risk arising from problems with service or product delivery;

•                                          Compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards;

•                                          Controls and procedures risk, including the potential failure or circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures;

•                                          Regulatory change risk resulting from new laws, rules, regulations, prescribed practices or ethical standards;

•                                          Strategic risk resulting from adverse business decisions or improper implementation of business decisions;

•                                          Reputation risk that adversely affects earnings or capital arising from negative public opinion;

•                                          Terrorist activities risk that result in loss of consumer confidence and economic disruptions;

•                                          Cyber security risk related to our dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches, subjects us to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events;

•                                          Ownership dilution risk associated with acquisitions in which our stock is issued as consideration for an acquired company;

•                                          Merger integration risk including potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of banks, bank assets and/or bank deposits that we have acquired or may acquire, including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters;

•                                          Noninterest income risk resulting from the effect of final rules amending Regulation E that prohibit financial institutions from charging consumer fees for paying overdrafts on ATM and one-time debit card transactions, unless the consumer consents or opts-in to the overdraft service for those types of transactions; and

•                                          Economic downturn risk resulting in changes in the credit markets, greater than expected non-interest expenses, excessive loan losses and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements..

Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are incorporated by reference under “Risk Factors” in this prospectus and may be described in any prospectus supplement and in the “Risk Factors” and other sections of the documents that we incorporate by reference into this prospectus, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q and in our other reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those anticipated.  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements.  Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update any forward-looking statement.

PROSPECTUS SUMMARY

Under the shelf registration statement to which this prospectus is a part, we and/or one or more selling securityholders to be identified in the future may from time to time sell securities consisting of one or any combination or combinations of the following securities or any combination of these securities from time to time:

•                                          senior debt securities;

•                                          subordinated debt securities;

•                                          preferred stock;

•                                          depositary shares;

•                                          common stock;

•                                          purchase contracts;

•                                          units;

•                                          warrants; and

•                                          rights.

This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate prospectus supplement to this prospectus.

Debt Securities

We may offer several different types of debt securities. For any particular debt securities we offer, the applicable prospectus supplement will describe the terms of the debt securities, and will include for each series of debt securities, the initial public offering price, designation, priority, aggregate principal amount (including whether determined by reference to an index), currency, denomination, premium, maturity, interest rate (including whether fixed, floating or otherwise), time of payment of any interest, any terms for mandatory or optional redemption and other terms. We will issue senior and subordinated debt under separate indentures to be entered into by and between us and a bank or trust company, or other qualified trustee, that we select to act as trustee. Debt securities may be convertible into shares of our common stock or preferred stock, as described in a prospectus supplement.

Preferred Stock and Depositary Shares

We may offer preferred stock in one or more series. The applicable prospectus supplement will describe for each offer of preferred stock the specific designation of the series offered; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the redemption, liquidation and voting rights, if any; and any other specific terms. We may also offer depositary shares, each of which would represent an interest in a fractional share of preferred stock. We will issue the depositary shares under one or more deposit agreements to be entered into between us and one or more depositaries.

Common Stock

We may also offer shares of our common stock and the applicable prospectus supplement will describe the terms of any such offer.

Purchase Contracts

We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock, preferred stock, depositary shares or debt securities at a future date or dates. The consideration per share of common stock, preferred stock, depositary shares or debt securities may be fixed at the time that purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

The purchase contracts may be issued separately or as a part of units with one or more other securities. These contracts, and the holders’ obligations to purchase shares of our common stock, preferred stock, depositary shares or debt securities under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

Any one or more of the above securities, common stock or the purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depositary shares or debt securities under the purchase contracts.

Units

We also may offer two or more of the securities described in this prospectus in the form of a “unit,” including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

Warrants

We may offer warrants to purchase our senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock or any combination of these securities, either independently or together with any other securities. For any particular warrants we offer, the applicable prospectus supplement will describe:

•                                          the underlying securities;

•                                          the expiration date;

•                                          the exercise price or the manner of determining the exercise price;

•                                          the amount and kind, or the manner of determining the amount and kind, of securities to be delivered upon exercise;

•                                          the date after which the warrants are separately transferable;

•                                          any provisions for adjustments in the exercise price or the number of securities issuable upon exercise of the warrants; and

•                                          any other specific terms.

We may issue the warrants under one or more warrant agreements between us and one or more warrant agents. The warrant agents will act solely as our agents in connection with the warrants and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants.

Rights

We may offer rights to our existing shareholders to purchase additional shares of our common stock or any series of our preferred stock. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock or preferred stock that may be purchased in connection with each right and the subscription price for the purchase of such common stock or preferred stock. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any shares of our common stock or preferred stock not subscribed for in the rights offering by existing shareholders, which will be described in the applicable prospectus supplement.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate. Our common stock is listed on the NASDAQ Global Select MarketTM and trades under the symbol “SSB”.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

Our consolidated ratio of earnings to combined fixed charges and preference dividends for the period indicated is as follows:

	Years Ended December 31,
	2014		2013		2012		2011		2010
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:

Excluding interest on deposits	14.83	x	12.11	x	16.06	x	11.64	x	18.79	x

Including interest on deposits	7.42	x	5.91	x	4.95	x	2.61	x	3.44	x

For the purpose of computing the ratios of earnings to combined fixed charges and preference dividends, earnings consist of consolidated income from continuing operations before provision for income taxes, minority interest and fixed charges, and combined fixed charges and preference dividends consist of interest expense, amortization of debt issuance costs, dividends on preferred stock, and the portion of rental expense deemed to represent interest.

SOUTH STATE CORPORATION

We are a bank holding company headquartered in Columbia, South Carolina, and were incorporated under the laws of South Carolina in 1985.  We provide a wide range of banking services and products through our wholly-owned subsidiary, South Sate Bank, a South Carolina-chartered commercial bank that opened for business in 1934.  South State Bank also operates Minis & Co., Inc. and First Southeast 401k Fiduciaries, both wholly owned registered investment advisors; and First Southeast Investor Services, a wholly owned limited service broker dealer.

In addition, we directly own all the common equity in four statutory trusts:

•                                          SCBT Capital Trust I and SCBT Capital Trust II, each formed in April 2005 for the purpose of issuing an aggregate of $20 million in trust preferred securities;

•                                          SCBT Statutory Trust III, formed in July 2005 for the purpose of issuing an aggregate of $20 million in trust preferred securities;

•                                          TSB Statutory Trust I, which was acquired though our acquisition of TSB Financial Corporation in 2007, formed in 2006 for the purpose of issuing an aggregate of $3.0 million of trust preferred securities; and

•                                          SAVB Capital Trust I and SAVB Capital Trust II, which were acquired though our acquisition of TSB Financial Corporation in 2007, formed in the 2003 and 2004 for the purpose of issuing an aggregate of $6.0 million and $4.0 million, respectively, of trust preferred securities.

At December 31, 2014, we had approximately $7.8 billion in assets and 2,081 full-time equivalent employees.  Through the Bank and its subsidiaries, we provide our customers with checking accounts, NOW accounts, savings and time deposits of various types, brokerage services and alternative investment products such as annuities and mutual funds, trust and asset management services, business loans, agriculture loans, real estate loans, personal use loans, home improvement loans, manufactured housing loans, automobile loans, credit cards, letters of credit, home equity lines of credit, safe deposit boxes, bank money orders, wire transfer services, correspondent banking services, use of ATM facilities and other products and services.

Our principal executive offices are located at 520 Gervais Street, Columbia, South Carolina 29201. Our mailing address at this facility is Post Office Box 1030, Columbia, South Carolina 29202 and our telephone number is (800) 277-2175.  We maintain an Internet website at www.southstatebank.com. We are not incorporating the information on our website into this prospectus, and neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities that may be offered under this prospectus as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and/or one or more selling securityholders that may be identified in the future may sell securities offered under this prospectus:

•                                          through underwriters or dealers;

•                                          through agents;

•                                          directly to one or more purchasers;

•                                          through a combination of any of these methods for sale; or

•                                          through other means that may be described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices.  For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

•                                          the initial public offering price;

•                                          the names of any underwriters, dealers or agents;

•                                          the purchase price of the securities;

•                                          the use of proceeds to us from the sale of the securities;

•                                          any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•                                          any discounts or concessions allowed or re-allowed or repaid to dealers; and

•                                          the securities exchanges on which the securities will be listed, if any.

If we and/or any selling securityholders use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The underwriters may sell the securities directly or through underwriting syndicates managed by managing underwriters.  The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the NASDAQ Global Select MarketTM, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If we and/or any selling securityholders use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If agents are used in any sale of securities offered under this prospectus, they will generally use their reasonable best efforts to solicit purchases for the period of their appointment. If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We expect that any agreements we may enter into with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contributions with respect to payments that they may be required to make.

We and/or any selling securityholders may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Sales of securities offered under this prospectus also may be effected from time to time in one or more types of transactions (which may, without limitation, include block transactions, special offerings, exchange distributions, secondary distributions, purchases by a broker or dealer, or other direct sales by us to one or more purchasers) on the NASDAQ Global Select MarketTM or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of our common stock offered under this prospectus will be listed on the NASDAQ Global Select MarketTM, subject to notice of issuance.

Each issue of a new series of debt securities, preferred stock, depositary shares, purchase contracts, units, warrants and rights will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. It has not been established whether the underwriters, if any, of the securities offered under this prospectus will make a market in these securities. If a market in any series of debt securities, preferred stock, depositary shares, purchase contracts, units, warrants and rights is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities offered under this prospectus through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us, may offer and sell the securities offered under this prospectus as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by or contribution from us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation, Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such state securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

Any selling security holders may also resell all or a portion of their securities in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

DESCRIPTION OF DEBT SECURITIES

The debt securities we may offer may constitute senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under separate indentures to be entered into between us and a bank or trust company, or other trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, that we select to act as trustee. A copy of the form of each indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures may be modified by one or more supplemental indentures, which we will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part.

The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the applicable prospectus supplement.

Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Terms of the Securities

Unless otherwise described in a prospectus supplement, the following general terms and provisions will apply to the debt securities.  The securities will be not be secured by any of our assets. The indentures do not limit or otherwise restrict the amounts of other indebtedness which we may incur, or the amount of other securities that we may issue. The indentures do not limit the principal amount of any particular series of securities. All of the securities issued under each of the indentures will rank equally and ratably with any additional securities issued under the same indenture. The subordinated debt securities will be subordinated as described below under “Subordination.”

Each prospectus supplement will specify the particular terms of the securities offered. These terms may include:

•                                          the title of the securities;

•                                          any limit on the aggregate principal amount of the securities;

•                                          the priority of payments on the securities;

•                                          the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the securities;

•                                          the date or dates, or the method of determining the dates, on which the securities will mature;

•                                          the interest rate or rates of the securities, or the method of determining those rates;

•                                          the interest payment dates, the dates on which payment of any interest will begin and the regular record dates;

•                                          whether the securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid;

•                                          any terms relating to the conversion of the securities into our common stock or preferred stock or other securities offered hereby, including, without limitation, the time and place at which such securities may be converted, the conversion price and any adjustments to the conversion price and any other provisions that may applicable;

•                                          any covenants that may restrict our ability to create, assume or guarantee indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance, that condition or restrict our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person or that otherwise impose restrictions or requirements on us;

•                                          any sinking fund or similar provisions applicable to the securities;

•                                          any mandatory or optional redemption provisions applicable to the securities;

•                                          the denomination or denominations in which securities are authorized to be issued;

•                                          whether any of the securities will be issued in bearer form and, if so, any limitations on issuance of such bearer securities (including exchanges for registered securities of the same series);

•                                          information with respect to book-entry procedures;

•                                          whether any of the securities will be issued as original issue discount securities;

•                                          each office or agency where securities may be presented for registration of transfer, exchange or conversion;

•                                          the method of determining the amount of any payments on the securities which are linked to an index;

•                                          if other than U.S. dollars, the currency or currencies in which payments on the securities will be payable, and whether the holder may elect payment to be made in a different currency;

•                                          if other than the trustee, the identity of the registrar and/or paying agent;

•                                          any defeasance of certain obligations by us pertaining to the series of securities; and

•                                          any other specific terms of the securities, which terms may modify or delete any provision of the applicable indenture insofar as it applies to the securities offered; provided that no terms of the indentures may be modified or deleted if they are required under the Trust Indenture Act of 1939, as amended, and that any modification or deletion of the rights, duties or immunities of an indenture trustee shall have been consented to in writing by the trustee.

Some of our debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.

Acceleration of Maturity

If an event of default in connection with any outstanding series of securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount due and payable immediately. If the securities of that series are original issue discount securities, the holders of at least 25% in principal amount of those securities may declare the portion of the principal amount specified in the terms of that series of securities to be due and payable immediately. In either case, a written notice may be given to us, and to the trustee, if notice is given by the holders instead of the trustee. Subject to certain conditions, the declaration of acceleration may be revoked, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority of the principal amount of securities of that series.

You should refer to the prospectus supplement relating to each series of securities for the particular provisions relating to acceleration of the maturity upon the occurrence and continuation of an event of default.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of the offered securities will be issued in registered form only, without coupons. The indentures will also allow us to issue the securities in bearer form only, or in both registered and bearer form. Any securities issued in bearer form will have interest coupons attached, unless they are issued as zero coupon securities. Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices of certain United States financial institutions located outside the United States. Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities and subordinated debt securities we are offering will be issued in denominations of $1,000 or an integral multiple of $1,000. No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered on the days specified in the indentures or any prospectus supplement.

We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on a security or coupon remains unclaimed at the end of two years after such amount became due and payable, the paying agent will release any unclaimed amounts, and the holder of the security or coupon will look only to us for payment.

The designated paying agent in the United States for the securities we are offering is provided in the indentures that are or will be deemed incorporated by reference into this prospectus.

Global Securities

The securities of a series may be issued in whole or in part in the form of one or more global certificates (“Global Securities”) that will be deposited with a depositary that we will identify in a prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. All Global Securities in bearer form will be deposited with a depositary outside the United States. Unless and until it is exchanged in whole or in part for individual certificates evidencing securities in definitive form represented thereby, a Global Security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

The specific terms of the depositary arrangements for each series of securities will be described in the applicable prospectus supplement.

Modification and Waiver

Each indenture provides that modifications and amendments may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of each holder affected:

•                                          change the stated maturity date of the security;

•                                          reduce the principal amount, any rate of interest, or any additional amounts in respect of any security, or reduce the amount of any premium payable upon the redemption of any security;

•                                          change the time or place of payment, currency or currencies in which any security or any premium or interest thereon is payable;

•                                          impair the holders’ rights to institute suit for the enforcement of any payment on or after the stated maturity date of any security, or in the case of redemption, on or after the redemption date;

•                                          reduce the percentage in principal amount of securities required to consent to any modification, amendment or waiver under the indenture;

•                                          modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture;

•                                          adversely affect any rights of conversion;

•                                          in the case of the subordinated indenture, alter the provisions regarding subordination of the subordinated debt securities in any way that would be adverse to the holders of those securities;

•                                          reduce the principal amount of original issue discount securities which could be declared due and payable upon an acceleration of their maturity; or

•                                          change our obligation to pay any additional amounts.

The holders of a majority in principal amount of the outstanding securities of any series may waive compliance by us and the trustee with certain provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.

With the trustee, we may modify and amend any indenture without the consent of any holder for any of the following purposes:

•                                          to name a successor entity to us;

•                                          to add to our covenants for the benefit of the holders of all or any series of securities;

•                                          to add to the events of default;

•                                          to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities, as set forth in the applicable indenture;

•                                          to establish the form or terms of securities of any series and any related coupons;

•                                          to provide for the acceptance of appointment by a successor trustee;

•                                          to make provision for the conversion rights of the holders of the securities in certain events;

•                                          to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders;

•                                          to modify, eliminate or add to the provisions of any indenture to conform our or the trustee’s obligations under the applicable indenture to the Trust Indenture Act; or

•                                          to make any other changes that apply only to debt securities to be issued thereafter.

Calculation of Outstanding Debt Securities

To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture:

•                                          In the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be declared to be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation.

•                                          Any securities owned by us, or owned by any other obligor of the securities or any affiliate of ours or any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional Provisions

Other than the duty to act with the required standard of care during an event of default, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the securities, unless the holders have offered the trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

No holder of a security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless:

•                                          the holder has provided the trustee with written notice of a continuing event of default regarding the holder’s series of securities;

•                                          the holders of at least 25% in principal amount of the outstanding securities of a series have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute a proceeding for remedy;

•                                          the trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

•                                          the trustee has not received a direction during such 60 day period inconsistent with such request from the holders of a majority in principal amount of the outstanding securities of that series.

However, the holder of any security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such security on or after the date expressed in such security and to institute suit for the enforcement of any such payment.  We are required to file annually with the trustee a certificate of no default, or specifying any default that exists.

Transactions with the Trustee

We and our subsidiaries may maintain deposit accounts and conduct various banking and other transactions with an indenture trustee. The trustee and its subsidiaries may maintain deposit accounts and conduct various banking transactions with us and our subsidiaries.

Conversion Rights

The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.

Events of Default

The following will be events of default under the senior indenture with respect to the senior debt securities of a series:

•                                          failure to pay any interest or any additional amounts on any senior debt security of that series when due, and continuance of such default for 30 days;

•                                          failure to pay principal of, or any premium on, any senior debt security of that series when due;

•                                          failure to deposit any sinking fund payment for a senior debt security of that series when due;

•                                          failure to perform any of our other covenants or warranties in the senior indenture or senior debt securities (other than a covenant or warranty included in that indenture solely for the benefit of a different series of senior debt securities), which has continued for 90 days after written notice as provided in the senior indenture;

•                                          acceleration of indebtedness in a principal amount specified in a supplemental indenture for money borrowed by us under the senior indenture, and the acceleration is not annulled, or the indebtedness is not discharged, within a specified period after written notice is given according to the senior indenture;

•                                          certain events in bankruptcy, insolvency or reorganization of us or South State Bank; and

•                                          any other event of default regarding that series of senior debt securities.

Unless otherwise described in the prospectus supplement applicable to a particular series of subordinated debt securities, events of default under the subordinated indenture are limited to certain events of bankruptcy, insolvency or reorganization of us or South State Bank.

There is no right of acceleration of the payment of principal of a series of subordinated debt securities upon a default in the payment of principal or interest, nor upon a default in the performance of any covenant or agreement in the subordinated debt securities of a particular series or in the applicable indenture. In the event of a default in the payment of interest or principal, the holders of senior debt will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security (or the trustee under the applicable indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities.

Subordination

The senior debt securities will be unsecured and will rank equally among themselves and with all of our other unsecured and non-subordinated debt, if any.

The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Company’s senior debt, as more fully described in the applicable prospectus supplement.

If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior debt before we can make any payment or distribution of principal, premium, if any, any additional amounts or interest on the subordinated debt securities:

•                                          any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding relating to us or to our property has been commenced;

•                                          any voluntary or involuntary liquidation, dissolution or other winding up relating to us has been commenced, whether or not such event involves our insolvency or bankruptcy;

•                                          any of our subordinated debt security of any series is declared or otherwise becomes due and payable before its maturity date because of any event of default under the subordinated indenture, provided that such declaration has not been rescinded or annulled as provided in the subordinated indenture; or

•                                          any default with respect to senior debt which permits its holders to accelerate the maturity of the senior debt has occurred and is continuing, and either (a) notice of such default has been given to us and to the trustee and judicial proceedings are commenced in respect of such default within 180 days after notice in the case of a default in the payment of principal or interest, or within 90 days after notice in the case of any other default, or (b) any judicial proceeding is pending with respect to any such default.

DESCRIPTION OF PREFERRED STOCK

For purposes of this section, the terms “we,” “our” and “us” refer only to South State Corporation and not to its subsidiaries.

The following outlines the general provisions of the shares of preferred stock, par value $0.01 per share, or “preferred stock,” that we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our articles of incorporation relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.

General

Under our articles of incorporation, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 10,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. As of the date of this prospectus, no shares of our preferred stock are issued and outstanding.

Our board of directors may fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock that we may offer.

In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•                                          the title, designation, number of shares and stated or liquidation value of the preferred stock;

•                                          the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;

•                                          any conversion or exchange rights;

•                                          whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•                                          any liquidation rights;

•                                          any sinking fund provisions;

•                                          any voting rights;

•                                          the exchange or market, if any, where the preferred stock will be listed or traded; and

•                                          any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of the our articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank on a parity in all respects with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.

The authorization of the preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of the preferred stock may also be sold to third parties that indicate that they would support the board of directors in opposing a hostile takeover bid. The availability of the preferred stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to our shareholders.  The board of directors may authorize the issuance of preferred stock for capital-raising activities, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of SSB more difficult or costly, as could also be the case if the board of directors were to issue additional common stock for such purposes.  See “Anti-Takeover Effects of Certain Articles of Incorporation Provisions.”

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve approval.  Any partial redemption of a series of preferred stock would be made in the manner described in the applicable prospectus supplement relating to that series.

Upon the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for dividends. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock with respect to the payments of dividends have been paid or sufficient funds have been set apart for payment for either of the following:

•                                          all prior dividend periods of each such series of preferred stock that pay dividends on a cumulative basis; or

•                                          the immediately preceding dividend period of each such series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.

Liquidation Preference

In the event of the liquidation, dissolution or winding-up of us, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of SSB with or into another corporation nor a merger of another corporation with or into SSB nor a sale or transfer of all or part of SSB’s assets for cash or securities will be considered a liquidation, dissolution or winding up of SSB.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Conversion and Exchange

The prospectus supplement will indicate whether and on what terms the shares of any future series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of SSB or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•                                          as otherwise stated in the applicable prospectus supplement;

•                                          as otherwise stated in the articles of amendment to our articles of incorporation establishing the series of such preferred stock; and

•                                          as otherwise required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar, dividend paying agent and depositary, if any, for any preferred stock offering will be stated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the general provisions of the depositary shares representing a fraction of a share of preferred stock of a specific series, or “depositary shares,” and depositary receipts (as defined below) that we may issue from time to time and which would be important to holders of depositary receipts. The specific terms of any depositary shares or depositary receipts, including pricing and related terms, will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below apply or not to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement(s), which we will file with the SEC in connection with an issuance of depositary shares.

Description of Depositary Shares

We may offer depositary shares evidenced by receipts for such depositary shares, which we sometimes refer to as “depositary receipts.” Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as our preferred stock depositary, and which may be the same institution that serves as an indenture trustee. The depositary must have its principal office in the United States and have combined capital and surplus of at least $50,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares. We may issue depositary receipts in temporary, definitive or book-entry form.

Withdrawal of Preferred Stock

A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit such preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions

Holders of depositary shares of any series will receive their pro rata share of cash dividends or other cash distributions received by the depositary on the preferred stock of that series held by it. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to that series of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot, ratably or by such other equitable method as we and the depositary may determine.

Upon and after the redemption of shares of the underlying series of preferred stock, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.

Voting Rights

Upon receipt of notice of any meeting at which the holders of preferred stock of the related series are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the related series of preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will attempt, as far as practical, to vote the shares as instructed by the holder. We will cooperate with the depositary to enable it to vote as instructed by holders of depositary shares. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares.

Conversion or Exchange

The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will deposit with the depositary any other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share. All amounts per depositary share payable by us for dividends that have accrued on the preferred stock to the exchange or conversion date that have not yet been paid shall be paid in appropriate amounts on the depositary shares.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of applicable fees and taxes, if any, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges payable by holders of the depositary shares or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement will automatically terminate if:

•                                          all outstanding depositary shares have been redeemed and all amounts payable upon redemption have been paid;

•                                          each share of preferred stock held by the depositary has been converted into or exchanged for common stock, other preferred stock or other securities; or

•                                          a final distribution in respect of the preferred stock held by the depositary has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time. Upon such event, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole and fractional shares of the series of preferred stock underlying that holder’s depositary receipts, provided that, at our election we may pay cash in lieu of fractional shares of preferred stock that may be issuable.

Charges of Depositary and Expenses

We will pay all transfer and other taxes and governmental charges in connection with the establishment of the depositary arrangements. We will pay all charges and fees of the depositary for the initial deposit of the preferred stock, the depositary’s services and redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and the charges that are provided in the deposit agreement to be for the holder’s account.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

•                                          We and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

•                                          We and the depositary will not be liable if either is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•                                          We and the depositary will not be liable if either exercises discretion permitted under the deposit agreement;

•                                          We and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on behalf of the holders of depositary receipts or any other party, unless we and the depositary are provided with satisfactory indemnity; and

•                                          We and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we will agree to indemnify the depositary under certain circumstances.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Such resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal and the new depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF COMMON STOCK

For purposes of this section, the terms “we,” “our” and “us” refer only to South State Corporation and not its subsidiaries.

The following description of shares of our common stock, par value $2.50 per share, or “common stock,” is a summary only and is subject to, and is qualified by reference to, applicable provisions of the South Carolina Business Corporation Act, our articles of incorporation, our bylaws, and the description of our capital stock contained in the Current Report on Form 8-K filed with the SEC on March 6, 2015, which is incorporated by reference into this prospectus. You should refer to, and read this summary together with, our articles of incorporation and bylaws and the applicable provisions of the South Carolina Business Corporation Act to review all of the terms of our common stock.

General

As of the date of this prospectus, our articles of incorporation provide that we may issue up to 40 million shares of common stock, par value of $2.50 per share.  As of January 1, 2015, 24,150,702 shares of our common stock were issued and outstanding and had reserved for issuance 294,342 shares of common stock underlying options that are or may become exercisable.  Pursuant to the provisions of the South Carolina Business Corporation

Act, any outstanding shares of capital stock of the Company reacquired by it would be considered authorized but unissued shares.

All outstanding shares of our common stock are fully paid and nonassessable.  Our common stock is listed on the NASDAQ Global Select MarketTM under the symbol “SSB”.

Voting Rights

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of common shareholders, including the election of directors. The holders of our common stock possess exclusive voting power, except as otherwise provided by law or by articles of amendment establishing any series of our preferred stock.

There is no cumulative voting in the election of directors. The holders of a majority of the votes cast by our common shareholders at a meeting in which a quorum is present can elect all of the directors then standing for election by the common shareholders.

When a quorum is present at any meeting, matters other than the election of directors will generally be approved if the votes cast in favor of the matter exceed the votes against the matter, except with respect to matters requiring the vote of a greater number of affirmative votes under applicable South Carolina law or our articles of incorporation.

Our articles of incorporation, bylaws and the South Carolina Business Corporation Act provide certain provisions that may limit shareholders’ ability to effect a change in control as described under the section below entitled “Anti-Takeover Effects of Certain Articles of Incorporation Provisions.”

Dividends, Liquidation and Other Rights

SSB can pay dividends if, as and when declared by SSB’s board of directors, subject to compliance with limitations imposed by law.  Holders of shares of common stock are entitled to receive dividends only when, as and if approved by our board of directors from funds legally available for the payment of dividends. If SSB issues preferred stock, the holders of such preferred stock may have a priority over the holders of the common stock with respect to dividends.

Our common shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any series of our preferred stock that may then be outstanding.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Our board of directors may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.

Transfer Agent and Registrar

Subject to compliance with applicable federal and state securities laws, our common stock may be transferred without any restrictions or limitations. The transfer agent and registrar for shares of our common stock is Computershare, Inc.

DESCRIPTION OF PURCHASE CONTRACTS

We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock, preferred stock, depositary shares or debt securities at a future date or dates. The consideration per share of common stock, preferred stock, depositary shares or debt securities may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

The purchase contracts may be issued separately or as a part of units consisting of a purchase contract, debt securities and preferred securities. These contracts, and the holders’ obligations to purchase shares of our common stock, preferred stock, depositary shares or debt securities under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

Any one or more of the above securities, common stock or the purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock or preferred stock under the purchase contracts.

DESCRIPTION OF UNITS

We also may offer two or more of the securities described in this prospectus in the form of a “unit”, including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

DESCRIPTION OF WARRANTS

For purposes of this section, the terms “we,” “our” and “us” refer only to South State Corporation and not to its subsidiaries.

General

We may issue warrants in one or more series to purchase senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

•                                          the title of the warrants;

•                                          the total number of warrants to be issued;

•                                          the consideration for which we will issue the warrants, including the applicable currency or currencies;

•                                          anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;

•                                          the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•                                          the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•                                          the dates on which the right to exercise the warrants will commence and expire;

•                                          the procedures and conditions relating to the exercise of the warrants;

•                                          whether the warrants will be in registered or bearer form;

•                                          information with respect to book-entry registration and transfer procedures, if any;

•                                          the minimum or maximum amount of warrants which may be exercised at any one time;

•                                          the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•                                          the date on and after which the warrants and securities issued with the warrants will be separately transferable;

•                                          a discussion of material United States federal income tax considerations;

•                                          the identity of the warrant agent; and

•                                          any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock or depositary shares will not have any rights of holders of the common stock, preferred stock or depositary shares purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

Enforceability of Rights

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants.

DESCRIPTION OF RIGHTS

For purpose of this section, the terms “we”, “our”, “our” and “us” refer only to South State Corporation and not to its subsidiaries.

The following briefly summarizes the general provisions of rights that we may offer to purchase additional shares of our common stock or any series of preferred stock, which we may issue. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the rights, which we will file with the SEC in connection with an issuance of rights to holders of our common stock or any series of our preferred stock. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement. Although we may issue rights, in our sole discretion, we have no obligation to do so.

General

We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. Unless otherwise provided in an applicable prospectus supplement, no fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or a series of preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

Exercise Price

Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions.  The subscription price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.

Expiration of Rights

The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.

We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination

We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations

We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

ANTI-TAKEOVER EFFECTS OF CERTAIN ARTICLES OF INCORPORATION

AND BYLAWS PROVISIONS

Our articles of incorporation and bylaws, in addition to the South Carolina Business Corporation Act, contain certain provisions that could make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. Several of these provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our board of directors.

The following description of certain provisions of our articles of incorporation and bylaws that may have anti-takeover effects is a summary only and is subject to, and is qualified by reference to, applicable provisions of our articles of incorporation and our bylaws as well as applicable provisions of the South Carolina Business Corporation Act.

Staggered Board of Directors

Our articles of incorporation provide for a staggered board, to which approximately one-third of our board of directors is elected each year at our annual meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. Our staggered board of directors has the effect of making it more difficult for shareholders to change the composition of our board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Such a delay may help ensure that our directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of our shareholders.

The provisions of our articles of incorporation regarding the staggered board of directors could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our shareholders. The staggered board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the staggered board of directors may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of us and remove a majority of our board of directors, the staggered board of directors could tend to reduce the likelihood of fluctuations in the market price of our common stock that might result from accumulations of large blocks of our common stock for such a purpose. Accordingly, our shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.

Supermajority Vote Required for Removal of Directors

Our articles of incorporation provide that a director may be removed with or without cause by the affirmative vote of the holders of at least 80% of our outstanding common shares.

Factors to be Considered in Certain Transactions

Our articles of incorporation provide that, when evaluating any proposed plan of merger, consolidation, exchange or sale of all, or substantially all, of our assets, the board of directors shall consider the interests of our employees and the community or communities in which we and our subsidiaries do business in addition to the interest of our shareholders.

Supermajority Vote Required if the Board Does not Recommend in Favor of Certain Transactions

Our articles of incorporation provide that a merger, exchange or consolidation of SSB with, or the sale, exchange or lease of all or substantially all of our assets to, any person or entity (referred to herein as a “Fundamental Change”), must be approved by the holders of at least 80% of our outstanding voting common stock if the board of directors does not recommend a vote in favor of the Fundamental Change. In addition, the articles of incorporation further provide that a Fundamental Change involving a shareholder that owns or controls 20% or more of our common shares at the time of the proposed transaction (a “Controlling Party”) must be approved by the holders of at least (i) 80% of our outstanding common shares, and (ii) 67% of our outstanding common shares held by shareholders other than the Controlling Party, unless (x) the transaction has been recommended to the shareholders by a majority of the entire board of directors or (y) the consideration per share to be received by our shareholders generally is not less than the highest price per share paid by the Controlling Party in the acquisition of its holdings of our common stock during the preceding three years (which we sometimes refer to as the “fair price” provision) . The approval by the holders of at least 80% of our outstanding common shares is required to amend or repeal these provisions contained in our articles of incorporation.  If the 80% and 67% vote requirements described above do not apply because the board of directors recommends the transaction or the consideration satisfies the fair price provision, as applicable, then pursuant to the provisions of the South Carolina Business Corporation Act, the Fundamental Change generally must be approved by two-thirds of the votes entitled to be cast with respect thereto.  A special or annual shareholders meeting called to consider a vote in favor of a merger or consolidation of the Company with or a sale, exchange or lease of substantially all of the assets of the Company to any person or entity, which is not recommended by the board of directors, must have in attendance in person or by proxy holders of 80% of the common shares outstanding and entitled to vote for a quorum for the conduct of business to exist.

Supermajority Vote Required for Certain Amendments to the Articles of Incorporation

Our articles of incorporation include a requirement that a change to our articles of incorporation relating to the structure of our board of directors or to certain other specified provisions that could have anti-takeover effects (including provisions relating to issuing our capital stock; the approval of certain business combinations not approved by our board of directors; and amendments to our bylaws by shareholders) must be approved by the affirmative vote of holders of 80% of the common shares outstanding and entitled to vote.

Amendments to Bylaws by the Board of Directors or a Supermajority of Shareholders

Our bylaws may be amended either by a majority of the entire SSB board of directors or by a vote of the holders of at least 80% of out outstanding common shares entitled to vote.

Action by Written Consent of the Shareholders Would Require Unanimous Consent

Under our bylaws, SSB shareholders may act without a shareholder meeting by written consent. However, under the Business Corporation Act, such a written consent must set forth the action so taken and be signed by the holders of all our outstanding shares entitled to vote upon such action or their attorneys-in-fact or proxy holders.

Limitation of Personal Liability of Officers and Directors

Our articles of incorporation provide for the elimination or limitation of director liability for monetary damages to the maximum extent allowed by South Carolina law.

Indemnification of Directors and Officers and Insurance

Our bylaws provide for the indemnification of any current and former directors to the fullest extent authorized by law. We may advance reasonable expenses to directors, provided that if required by law, such advancement of expenses shall only be made if the director seeking such advancement provides us with a written affirmation of his or her good faith belief that he or she met the standard of conduct required by law and a written undertaking to repay the advance if it is ultimately determined that he or she did not meet that standard of conduct. Our bylaws further provide that we may, to the extent authorized from time to time by our board of directors, grant rights of indemnification and to the advancement of expenses to any officer, employee or agent of the SSB consistent with the other provisions of our bylaws concerning the indemnification and advancement of expenses to SSB directors.

Our bylaws provide that we may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of SSB or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not SSB would have the power to indemnify such person against such expense, liability or loss under applicable law.

Authorized but Unissued Preferred Stock

The authorization of the preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of the preferred stock may also be sold to third parties that indicate that they would support the board of directors in opposing a hostile takeover bid. The availability of the preferred stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to our shareholders.  The board of directors may authorize the issuance of preferred stock for capital-raising activities, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of SSB more difficult or costly, as could also be the case if the board of directors were to issue additional common stock for such purposes.

Business Combinations with Interested Shareholders

The South Carolina business combinations statute provides that a 10% or greater shareholder of a resident domestic corporation cannot engage in a “business combination” (as defined in the statute) with such corporation for a period of two years following the date on which the 10% shareholder became such, unless the business combination or the acquisition of shares is approved by a majority of the disinterested members of such corporation’s board of directors before the 10% shareholder’s share acquisition date. This statute further provides that at no time (even after the two-year period subsequent to such share acquisition date) may the 10% shareholder engage in a business combination with the relevant corporation unless certain approvals of the board of directors or disinterested shareholders are obtained or unless the consideration given in the combination meets certain minimum standards set forth in the statute. The law is very broad in its scope and is designed to inhibit unfriendly acquisitions but it does not apply to corporations whose articles of incorporation contain a provision electing not to be covered by the law. Our articles of incorporation do not contain such an opt-out provision, though our articles of incorporation could be amended to include such an opt-out provision.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our bylaws establish advance notice procedures with regard to shareholder proposals. Our bylaws generally provide that, in connection with an annual meeting of shareholders, a shareholder generally must submit notice of such shareholder’s proposal or director nominations not earlier than 120 days and not later than 90 days prior to the first anniversary of the preceding year’s annual meeting. In connection with any such notice, a shareholder must provide certain information, including: (i) the shareholder’s name and address; (ii) information about the shareholder’s stock ownership in the Company and certain interests and relationships; (iii) a description of the business the shareholder desires to bring before the meeting if the notice relates to business other than the nomination of directors; and (iv) information with respect to the proposed director nominees if the business relates to the nomination of directors. We may reject a shareholder proposal that is not made in accordance with the procedures set forth in our bylaws. These provisions could reduce the likelihood that a third party would nominate and elect individuals to serve on our board of directors or propose other business to be brought before an annual meeting.

Exclusive Forum Provision

Our bylaws contain an exclusive forum provision.  Under such provision, unless SSB consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of SSB, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of SSB to SSB or its shareholders, (iii) any action asserting a claim against SSB or any director or officer or other employee of SSB arising pursuant to any provision of the South Carolina Business Corporation Act or SSB articles of incorporation or bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against SSB or any director or officer or other employee of SSB governed by the internal affairs doctrine shall be a state court located within the State of South Carolina (or, if no state court located within the State of South Carolina has jurisdiction, the federal district court for the District of South Carolina).  This exclusive forum bylaw is intended to assist SSB in avoiding costly and unnecessary sometimes lawyer-driven litigation, where multiple lawsuits are being filed in multiple jurisdictions regarding the same matter.  By limiting the ability of third parties and SSB’s shareholders to file lawsuits relating to intracorporate disputes in the forum of their choosing, this exclusive forum bylaw could increase the costs to a plaintiff of bringing such a lawsuit and could have the effect of deterring such lawsuits, which could include potential takeover-related lawsuits.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, counsel to SSB. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of South State Corporation and Subsidiary as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of Dixon Hughes Goodman LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

Registration Statement filing fees	*
Listing fees and expenses	**
Blue Sky fees and expenses	**
Printing and engraving expenses	**
Trustees’, Registrar and Transfer Agents’, and Depositaries’ fees and expenses	**
Attorneys’ fees and expenses	**
Accounting fees and expenses	**
Miscellaneous	**
Total	$ **

*                                         The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement, except for $24,455 of fees that have already been paid and may be offset pursuant to Rule 457(p) with respect to the $300,000,000 aggregate initial offering price of securities that were previously registered pursuant to the Registrant’s Registration Statement on Form S-3 (No. 333-180325) initially filed with the Securities and Exchange Commission on March 23, 2012 and that were not sold thereunder.

**                                  Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers

Under our bylaws, each of our directors and officers has the right to be indemnified by us to the maximum extent permitted by law against (i) reasonable expenses incurred in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding seeking to hold the director liable by reason of his or her actions in such capacity and (ii) reasonable payments made by the director or officer in satisfaction of any judgment, money decree, fine, penalty or settlement for which he or she became liable in such action, suit or proceeding.  This right to indemnification includes the right to the advancement of reasonable expenses by us, to the maximum extent permitted by law.

Pursuant to the South Carolina Business Corporation Act, a South Carolina corporation has the power to indemnify its directors and officers provided that they act in good faith and reasonably believe that their conduct was lawful and in the corporate interest (or not opposed thereto), as set forth in the South Carolina Business Corporation Act.  Under the South Carolina Business Corporation Act, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer, against reasonable expenses incurred by the director or officer in connection with the proceeding.  Our articles of incorporation do not contain any such limitations.  The South Carolina Business Corporation Act permits a corporation to pay for or reimburse reasonable expenses in advance of final disposition of an action, suit or proceeding only upon (i) the director’s certification that he or she acted in good faith and in the corporate interest (or not opposed thereto), (ii) the director furnishing a written undertaking to repay the advance if it is ultimately determined that he or she did not meet this standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the South Carolina Business Corporation Act.

To the maximum extent permitted by law, our articles of incorporation eliminate or limit the liability of our directors us or our shareholders for monetary damages for breach of a director’s fiduciary duty as a director.

The South Carolina Business Corporation Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions, even though the insurance coverage may be broader than the corporation’s power to indemnify.  We maintain directors and officers’ liability insurance for the benefit of our directors and officers.

Item 16. Exhibits

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement for Debt Securities.**

1.2	Form of Underwriting Agreement for Preferred Stock or Depositary Shares.**

1.3	Form of Underwriting Agreement for Common Stock.**

1.4	Form of Underwriting Agreement for Purchase Contracts.**

1.5	Form of Underwriting Agreement for Units.**

1.6	Form of Standby Underwriting Agreement for Rights.**

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to SSB’s Current Report on Form 8-K filed on October 28, 2014).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to SSB’s Current Report on Form 8-K filed on October 28, 2014).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to SSB’s Annual Report on Form 10-K filed on February 27, 2015).

4.4	Form of Articles of Amendment Establishing a Series of Preferred Stock.**

4.5	Form of Senior Indenture.

4.6	Form of Senior Note.**

4.7	Form of Subordinated Indenture.

4.8	Form of Subordinated Debt Security.**

4.9	Form of Collateral Agreement.**

4.10	Form of Warrant.**

4.11	Form of Rights Agreement.**

4.12	Form of Deposit Agreement.

4.13	Form of Purchase Contract Agreement.**

4.14	Form of Depositary Receipt (included in Exhibit 4.12).

5.1

Opinion of Nelson Mullins Riley & Scarborough LLP as to the validity of the senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, purchase contracts, units, warrants and rights.

8.1	Opinion of Nelson Mullins Riley & Scarborough LLP as to certain U.S. federal income tax matters.**

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Dixon Hughes Goodman, LLP.

24.1	Powers of Attorney.

25.1	Form T-1 Statement of Eligibility to act as trustee under the Senior Indenture.*

25.2	Form T-1 Statement of Eligibility to act as trustee under the Subordinated Indenture.*

*   To be filed, if necessary, separately pursuant to Trust Indenture Act Section 305(b)(2).

** To be filed by amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of the above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)                                     Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)                                 That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                                 To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, South State Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbia, State of South Carolina, on March 6, 2015.

SOUTH STATE CORPORATION

By:	/s/ Robert R. Hill, Jr.
	Name:	Robert R. Hill, Jr.
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

/s/ Robert R. Hill, Jr.	Chief Executive Officer (Principal Executive Officer) and Director
Robert R. Hill, Jr.

/s/ John C. Pollok	Senior Executive Vice President, Chief Financial Officer, and Chief Operating Officer (Principal Financial Officer) and Director
John C. Pollok

/s/ R. Wayne Hall	President and Director
R. Wayne Hall

/s/ Keith S. Rainwater	Executive Vice President and Principal Accounting Officer
Keith S. Rainwater

*	Chairman of the Board of Directors
Robert R. Horger

*	Director, Vice Chairman of the Board of Directors
Paula Harper Bethea

*	Director
Jimmy E. Addison

*	Director
Luther J. Battiste, III

*	Director
Robert H. Demere, Jr.

*	Director
M. Oswald Fogle

*	Director
Herbert G. Gray

*	Director
Cynthia A. Hartley

*	Director
Thomas J. Johnson

*	Director
Ralph W. Norman

*	Director
Alton C. Phillips

*	Director
James W. Roquemore

Director
Richard W. Salmons, Jr.

*	Director
B. Ed Shelley, Jr.

*	Director
Thomas E. Suggs

*	Director
Kevin P. Walker

*	Director
John W. Williamson, III

* By:	/s/ Robert R. Hill, Jr.
Robert R. Hill, Jr.
(Attorney In Fact)